Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com

FOR RELEASE: Thursday, April 21, 2022
AMERICAN AIRLINES REPORTS FIRST-QUARTER 2022 FINANCIAL RESULTS
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its first-quarter 2022 financial results, including:
•First-quarter revenue of $8.9 billion, representing a recovery to 84% of comparable period revenue in 2019.
•First-quarter net loss of $1.6 billion, or ($2.52) per share. Excluding net special items1, first-quarter net loss of $1.5 billion, or ($2.32) per share.
•Company was profitable excluding net special items in March and expects to be profitable in the second quarter based on the current demand trends and fuel price forecast.
•Ended the first quarter with $15.5 billion of total available liquidity.
•Company continues to execute on its plan to pay down approximately $15 billion of debt by the end of 2025.
“Our priorities for this year are clear: Run a reliable operation and return to profitability,” said American’s CEO Robert Isom. “The outstanding progress we’ve made is only possible because of the amazing efforts of the American Airlines team and we’re optimistic about the continued recovery in the second quarter and beyond. The demand environment is very strong, and as a result, we expect to be profitable in the second quarter based on our current fuel price assumptions. The work we have accomplished over the past two years — simplifying our fleet, modernizing our facilities, fine-tuning our network, developing new partnerships, rolling out new tools for customers and team members, and hiring thousands of new team members — has us very well-positioned as the industry continues to rebound.”
Running a reliable operation
In the first quarter, American led major U.S. airlines in on-time departures and finished a close second in on-time arrivals while flying a schedule that was considerably larger than its closest competitor as measured by available seat miles. Additionally, American delivered its best-ever combined mainline and regional completion factor for the month of March.
The airline has taken steps to ensure it is prepared to deliver for customers during the busy summer travel season. The airline’s summer preparations began last year as demand returned and American has 12,000 more team members in place to support the operation this summer than the summer of 2021.

American Airlines Reports First-Quarter 2022 Financial Results
April 21, 2022

Returning to profitability
American produced revenues of $8.9 billion in the first quarter, including industry-leading passenger revenues of $7.8 billion, and cargo revenues of $364 million. The airline also produced record sales in March, and it was the first month since the onset of the pandemic that total revenue was above 2019 levels.
Demand for domestic business travel has steadily improved as offices have reopened and travel restrictions have been lifted. Revenue from small- to medium-size businesses and customers traveling for a mix of business and leisure remains very strong and is approaching a full recovery, and corporate bookings are the highest they have been since the start of the pandemic. Demand for international travel has also picked up considerably as travel restrictions have been lifted in certain parts of the world.
American’s continued progress on the path to profitability is driven by the strength of its global network and creating value for customers through consistency, simplicity and transparency. American is proud to offer customers the largest network of any U.S. airline this summer, with an average of more than 5,800 peak daily departures.
Liquidity and balance sheet
American ended the first quarter with $15.5 billion of total available liquidity. Deleveraging its balance sheet remains a top priority for American, and the company is committed to significant debt reduction in the years ahead. The company remains on track to reduce overall debt levels by $15 billion by the end of 2025. In the first quarter, the Company completed $317 million of open market repurchases of its $750 million unsecured senior notes maturing in June. To date, American has reduced its overall debt by $4.1 billion from peak levels in the second quarter of 2021. Additionally, the airline has cost-effective financing in place for all aircraft deliveries through the third quarter of 2022 and is beginning to evaluate financing options for the fourth quarter of 2022 and first half of 2023.
Guidance and investor update
American will continue to match its forward capacity with observed bookings trends. Based on current trends, the company expects its second-quarter capacity to be approximately 92% to 94% of what it was in the second quarter of 2019. American expects its second-quarter total revenue to be 6% to 8% higher than the second quarter of 2019.
For additional financial forecasting detail, please refer to the company’s investor update, filed with this press release with the SEC on Form 8-K. This filing will also be available at
aa.com/investorrelations.
Conference call and webcast details
The company will conduct a live audio webcast of its financial results conference call at 7:30 a.m. CDT today. The call will be available to the public on a listen-only basis at
aa.com/investorrelations. An archive of the webcast will be available on the website through May 21.

American Airlines Reports First-Quarter 2022 Financial Results
April 21, 2022

Notes
See the accompanying notes in the financial tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.
1.The company recognized $160 million of pre-tax net special items in the first quarter of 2022, which principally included a non-cash impairment charge to write down the carrying value of the company's retired Airbus A330 fleet to the estimated fair value due to current market conditions for certain used aircraft. The company retired its Airbus A330 fleet in 2020 as a result of the decline in demand for air travel due to the COVID-19 pandemic.
About American Airlines Group
To Care for People on Life's Journey®. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.
Cautionary statement regarding forward-looking statements and information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Reports First-Quarter 2022 Financial Results
April 21, 2022

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended March 31,		Percent Increase (Decrease)
	2022	2021
Operating revenues:
Passenger	$7,818	$3,179	nm	(1)
Cargo	364	315	15.4
Other	717	514	39.6
Total operating revenues	8,899	4,008	nm
Operating expenses:
Aircraft fuel and related taxes	2,502	1,034	nm
Salaries, wages and benefits	3,154	2,730	15.5
Regional expenses:
Regional operating expenses	972	544	78.8
Regional depreciation and amortization	80	81	(1.9)
Maintenance, materials and repairs	617	376	64.0
Other rent and landing fees	678	570	18.9
Aircraft rent	353	351	0.7
Selling expenses	332	151	nm
Depreciation and amortization	492	478	2.8
Special items, net	157	(1,708)	nm
Other	1,285	716	79.5
Total operating expenses	10,622	5,323	99.6
Operating loss	(1,723)	(1,315)	31.0
Nonoperating income (expense):
Interest income	8	4	nm
Interest expense, net	(463)	(371)	25.1
Other income, net	92	109	(14.5)
Total nonoperating expense, net	(363)	(258)	40.5
Loss before income taxes	(2,086)	(1,573)	32.6
Income tax benefit	(451)	(323)	39.6
Net loss	$(1,635)	$(1,250)	30.8

Loss per common share:
Basic and diluted	$(2.52)	$(1.97)
Weighted average shares outstanding (in thousands):
Basic and diluted	649,503	634,609
Note: Percent change may not recalculate due to rounding.
(1)Not meaningful or greater than 100% change.

American Airlines Reports First-Quarter 2022 Financial Results
April 21, 2022

American Airlines Group Inc.
Consolidated Operating Statistics (1)
(Unaudited)

	3 Months Ended March 31,		Increase (Decrease)
	2022	2021

Revenue passenger miles (millions)	44,290	22,464	97.2%
Available seat miles (ASM) (millions)	59,533	37,764	57.6%
Passenger load factor (percent)	74.4	59.5	14.9 pts
Yield (cents)	17.65	14.15	24.7%
Passenger revenue per ASM (cents)	13.13	8.42	56.0%
Total revenue per ASM (cents)	14.95	10.61	40.8%
Cargo ton miles (millions)	536	532	0.7%
Cargo yield per ton mile (cents)	67.81	59.18	14.6%

Fuel consumption (gallons in millions)	894	608	47.0%
Average aircraft fuel price including related taxes (dollars per gallon)	2.80	1.70	64.7%

Operating cost per ASM (cents)	17.84	14.09	26.6%
Operating cost per ASM excluding net special items (cents)	17.58	19.19	(8.4) %
Operating cost per ASM excluding net special items and fuel (cents)	13.38	16.45	(18.7) %

Passenger enplanements (thousands)	42,722	24,238	76.3%
Departures (thousands):
Mainline	241	153	58.1%
Regional	231	186	24.1%
Total	472	339	39.4%
Average stage length (miles):
Mainline	1,158	1,205	(3.9) %
Regional	484	505	(4.2) %
Total	828	821	0.9%
Aircraft at end of period:
Mainline (2)	881	851	3.5%
Regional (3)	572	548	4.4%
Total	1,453	1,399	3.9%
Full-time equivalent employees at end of period:
Mainline	100,500	88,500	13.6%
Regional (4)	26,500	24,700	7.3%
Total	127,000	113,200	12.2%
Note: Amounts may not recalculate due to rounding.
(1)Unless otherwise noted, operating statistics include mainline and regional operations. Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(2)Excludes 29 Boeing 737-800 mainline aircraft that are in temporary storage at March 31, 2022.
(3)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes 11 Embraer 145 and one Embraer 170 regional aircraft that are in temporary storage at March 31, 2022.
(4)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

American Airlines Reports First-Quarter 2022 Financial Results
April 21, 2022

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended March 31,		Increase (Decrease)
	2022	2021
Domestic (1)
Revenue passenger miles (millions)	32,632	18,538	76.0%
Available seat miles (ASM) (millions)	41,873	27,952	49.8%
Passenger load factor (percent)	77.9	66.3	11.6 pts
Passenger revenue (dollars in millions)	6,060	2,655	nm %
Yield (cents)	18.57	14.32	29.7%
Passenger revenue per ASM (cents)	14.47	9.50	52.3%

Latin America (2)
Revenue passenger miles (millions)	7,652	3,576	nm %
Available seat miles (millions)	10,310	7,865	31.1%
Passenger load factor (percent)	74.2	45.5	28.7 pts
Passenger revenue (dollars in millions)	1,227	482	nm %
Yield (cents)	16.04	13.47	19.1%
Passenger revenue per ASM (cents)	11.90	6.12	94.4%

Atlantic
Revenue passenger miles (millions)	3,605	199	nm %
Available seat miles (millions)	6,380	1,151	nm %
Passenger load factor (percent)	56.5	17.4	39.1 pts
Passenger revenue (dollars in millions)	466	22	nm %
Yield (cents)	12.94	11.10	16.6%
Passenger revenue per ASM (cents)	7.31	1.93	nm %

Pacific
Revenue passenger miles (millions)	401	151	nm %
Available seat miles (millions)	970	796	21.9%
Passenger load factor (percent)	41.4	18.9	22.5 pts
Passenger revenue (dollars in millions)	65	20	nm %
Yield (cents)	16.13	13.53	19.2%
Passenger revenue per ASM (cents)	6.67	2.56	nm %

Total International
Revenue passenger miles (millions)	11,658	3,926	nm %
Available seat miles (millions)	17,660	9,812	80.0%
Passenger load factor (percent)	66.0	40.0	26.0 pts
Passenger revenue (dollars in millions)	1,758	524	nm %
Yield (cents)	15.08	13.35	13.0%
Passenger revenue per ASM (cents)	9.96	5.34	86.4%
Note: Amounts may not recalculate due to rounding.
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.

American Airlines Reports First-Quarter 2022 Financial Results
April 21, 2022

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
–Pre-Tax Loss (GAAP measure) to Pre-Tax Loss Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
–Net Loss (GAAP measure) to Net Loss Excluding Net Special Items (non-GAAP measure)
–Basic and Diluted Loss Per Share (GAAP measure) to Basic and Diluted Loss Per Share Excluding Net Special Items (non-GAAP measure)
–Operating Loss (GAAP measure) to Operating Loss Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs excluding net special items and fuel and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Pre-Tax Loss Excluding Net Special Items	3 Months Ended March 31,		Percent Increase (Decrease)
	2022	2021
	(in millions, except share and per share amounts)
Pre-tax loss as reported	$(2,086)	$(1,573)
Pre-tax net special items:
Mainline operating special items, net (1)	157	(1,708)
Regional operating special items, net (2)	—	(215)
Nonoperating special items, net (3)	3	(23)
Total pre-tax net special items	160	(1,946)
Pre-tax loss excluding net special items	$(1,926)	$(3,519)	(45.3%)

Calculation of Pre-Tax Margin
Pre-tax loss as reported	$(2,086)	$(1,573)
Total operating revenues as reported	$8,899	$4,008
Pre-tax margin	(23.4%)	(39.3%)

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax loss excluding net special items	$(1,926)	$(3,519)
Total operating revenues as reported	$8,899	$4,008
Pre-tax margin excluding net special items	(21.6%)	(87.8%)

Reconciliation of Net Loss Excluding Net Special Items
Net loss as reported	$(1,635)	$(1,250)
Net special items:
Total pre-tax net special items (1), (2), (3)	160	(1,946)
Net tax effect of net special items	(35)	453
Net loss excluding net special items	$(1,510)	$(2,743)	(45.0%)

Reconciliation of Basic and Diluted Loss Per Share Excluding Net Special Items
Net loss excluding net special items	$(1,510)	$(2,743)
Shares used for computation (in thousands):
Basic and diluted	649,503	634,609
Loss per share excluding net special items:
Basic and diluted	$(2.32)	$(4.32)

American Airlines Reports First-Quarter 2022 Financial Results
April 21, 2022

Reconciliation of Operating Loss Excluding Net Special Items	3 Months Ended March 31,
	2022	2021
	(in millions)
Operating loss as reported	$(1,723)	$(1,315)

Operating net special items:
Mainline operating special items, net (1)	157	(1,708)
Regional operating special items, net (2)	—	(215)
Operating loss excluding net special items	$(1,566)	$(3,238)

Reconciliation of Total Operating Cost per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$10,622	$5,323

Operating net special items:
Mainline operating special items, net (1)	(157)	1,708
Regional operating special items, net (2)	—	215
Total operating expenses, excluding net special items	10,465	7,246

Aircraft fuel and related taxes	(2,502)	(1,034)
Total operating expenses, excluding net special items and fuel	$7,963	$6,212
	(in cents)
Total operating expenses per ASM as reported	17.84	14.09

Operating net special items per ASM:
Mainline operating special items, net (1)	(0.26)	4.52
Regional operating special items, net (2)	—	0.57
Total operating expenses per ASM, excluding net special items	17.58	19.19

Aircraft fuel and related taxes per ASM	(4.20)	(2.74)
Total operating expenses per ASM, excluding net special items and fuel	13.38	16.45
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2022 first quarter mainline operating special items, net principally included a non-cash impairment charge to write down the carrying value of the Company's retired Airbus A330 fleet to the estimated fair value due to current market conditions for certain used aircraft. The Company retired its Airbus A330 fleet in 2020 as a result of the decline in demand for air travel due to the COVID-19 pandemic.
The 2021 first quarter mainline operating special items, net principally included $1.9 billion of Payroll Support Program (PSP) financial assistance, offset in part by $168 million of salary and medical costs associated with certain team members who opted into voluntary early retirement programs offered as a result of reductions to the Company's operation due to the COVID-19 pandemic.
Cash payments for salary and medical costs associated with the Company's voluntary early retirement programs were approximately $90 million and $170 million for the 2022 first quarter and 2021 first quarter, respectively.
(2)The 2021 first quarter regional operating special items, net principally included $244 million of PSP financial assistance, offset in part by a $27 million non-cash impairment charge to write down regional aircraft resulting from the retirement of the remaining Embraer 140 fleet earlier than planned.
(3)Principally included mark-to-market net unrealized gains and losses associated with certain equity and other investments as well as non-cash charges associated with debt refinancings and extinguishments.

American Airlines Reports First-Quarter 2022 Financial Results
April 21, 2022

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	3 Months Ended March 31,
	2022	2021
Net cash provided by operating activities	$1,185	$174
Cash flows from investing activities:
Capital expenditures, net of aircraft purchase deposit returns	(807)	19
Airport construction projects, net of reimbursements	(62)	(42)
Proceeds from sale of property and equipment	8	108
Proceeds from sale-leaseback transactions	—	99
Sales of short-term investments	7,089	1,415
Purchases of short-term investments	(7,035)	(8,557)
Decrease (increase) in restricted short-term investments	36	(194)
Net cash used in investing activities	(771)	(7,152)
Cash flows from financing activities:
Payments on long-term debt and finance leases	(661)	(4,054)
Proceeds from issuance of long-term debt	367	10,861
Shares withheld for taxes pursuant to employee stock plans	(14)	(13)
Proceeds from issuance of equity	—	316
Deferred financing costs	—	(162)
Other financing activities	(2)	65
Net cash provided by (used in) financing activities	(310)	7,013
Net increase in cash and restricted cash	104	35
Cash and restricted cash at beginning of period	408	399
Cash and restricted cash at end of period (1)	$512	$434

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$376	$277
Restricted cash included in restricted cash and short-term investments	136	157
Total cash and restricted cash	$512	$434

American Airlines Reports First-Quarter 2022 Financial Results
April 21, 2022

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash	$376	$273
Short-term investments	12,108	12,158
Restricted cash and short-term investments	952	990
Accounts receivable, net	1,537	1,505
Aircraft fuel, spare parts and supplies, net	2,002	1,795
Prepaid expenses and other	787	615
Total current assets	17,762	17,336

Operating property and equipment
Flight equipment	38,359	37,856
Ground property and equipment	9,418	9,335
Equipment purchase deposits	545	517
Total property and equipment, at cost	48,322	47,708
Less accumulated depreciation and amortization	(18,464)	(18,171)
Total property and equipment, net	29,858	29,537

Operating lease right-of-use assets	7,745	7,850

Other assets
Goodwill	4,091	4,091
Intangibles, net	1,970	1,988
Deferred tax asset	4,000	3,556
Other assets	1,975	2,109
Total other assets	12,036	11,744
Total assets	$67,401	$66,467

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$2,382	$2,489
Accounts payable	2,546	1,772
Accrued salaries and wages	1,369	1,489
Air traffic liability	8,346	6,087
Loyalty program liability	3,110	2,896
Operating lease liabilities	1,490	1,507
Other accrued liabilities	2,623	2,766
Total current liabilities	21,866	19,006

Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	35,461	35,571
Pension and postretirement benefits	4,913	5,053
Loyalty program liability	6,194	6,239
Operating lease liabilities	6,529	6,610
Other liabilities	1,378	1,328
Total noncurrent liabilities	54,475	54,801

Stockholders' equity (deficit)
Common stock, 649,497,768 shares outstanding at March 31, 2022	6	6
Additional paid-in capital	7,243	7,234
Accumulated other comprehensive loss	(5,916)	(5,942)
Retained deficit	(10,273)	(8,638)
Total stockholders' deficit	(8,940)	(7,340)
Total liabilities and stockholders’ equity (deficit)	$67,401	$66,467